UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2017 (July 5, 2017)

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 588-6770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Business Development Corporation of America’s (the “Company”) 2017 annual meeting of stockholders (the “Annual Meeting”) was originally called to order on May 19, 2017 and was adjourned in order to permit additional time to solicit stockholder votes with respect to certain proposals. The Annual Meeting was reconvened on June 7, 2017, June 22, 2017 and July 5, 2017. There were present on July 5, 2017 at the reconvened Annual Meeting, in person or by proxy, stockholders holding an aggregate of 111,690,593 shares of the Company’s common stock, out of a total of 178,747,651 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. Below is a description of the matters voted on at the reconvened Annual Meeting on July 5, 2017 and the final results of such voting. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 16, 2017.

Proposal 4: Approval of Charter Amendment Proposal 2

The proposal to reflect in the Company’s amended and restated Charter additional amendments to delete certain provisions required by the Omnibus Guidelines promulgated by the North American Securities Administrators Association, Inc. (“NASAA Guidelines”) was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstain
89,842,516	10,965,567	10,882,510

Proposal 5: Approval of Charter Amendment Proposal 3

The proposal to reflect in the Company’s amended and restated Charter an additional amendment to provide that directors may be removed only for “cause” and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstain
89,439,148	12,328,753	9,922,692

Proposal 6: Approval of Charter Amendment Proposal 4

The proposal to reflect in the Company’s amended and restated Charter an additional amendment to provide that the Company may limit a stockholder’s right to inspect the books and records of the Company if the Board of Directors determines that such stockholder has an improper purpose for requesting such inspection was not approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstain
85,152,290	16,705,064	9,833,239

Proposal 8: Approval of Charter Amendment Proposal 6

The proposal to reflect in the Company’s amended and restated Charter a provision to permit the stockholders of the Company to take action without a meeting by consent was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstain
90,897,946	10,541,924	10,250,723

Proposal 9: Approval of Charter Amendment Proposal 7

The proposal to reflect in the Company’s amended and restated Charter an additional amendment to remove references to the NASAA Guidelines was not approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstain
88,767,421	12,044,630	10,878,542

Proposal 10: Approval of Charter Amendment Proposal 8

The proposal to reflect in the Company’s amended and restated Charter additional amendments to, among other things, (a) increase the vote required to effect changes to certain Charter provisions to 80% of all the votes entitled to be cast on the matter, and (b) require such increased vote to effect a liquidation of the Company or any amendment to provisions of the Charter relating to the composition of the Board of Directors, was not approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstain
89,465,309	11,868,197	10,357,087

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA
Date: July 7, 2017	By:	/s/ Richard J. Byrne
Name: Richard J. Byrne Title: Chief Executive Officer, President and Chairman of the Board of Directors